UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2015
(March 4, 2015)

BROWN SHOE COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During the fourth quarter of 2014, following the sale of our Shoes.com subsidiary in December of 2014, Brown Shoe Company, Inc. (the “Company”) revised its reportable segments. This change reflects the Company’s omni-channel approach to managing its branded footwear business across all distribution channels. The two new reportable segments are Famous Footwear and Brand Portfolio. The Famous Footwear segment is comprised of Famous Footwear retail operations, on a historical and continuing basis, and Shoes.com through December 12, 2014. The Brand Portfolio segment is comprised of our branded footwear, e-commerce sites associated with those brands, and our branded retail stores. Corporate assets, administrative expenses, and other costs and recoveries that are not allocated to the operating units are reported in the Other category. This change will be reflected in the reported results for the fiscal year ending January 31, 2015.

The supplemental information included in Exhibit 99.1 updates the Company’s unaudited quarterly historical business segment information for 2013 and 2014 to reflect the change in reportable operating segments. The change in segments will be reflected retrospectively; however, there is no impact on the Company’s previously reported consolidated balance sheets, or consolidated statements of earnings, comprehensive income, cash flows and shareholders’ equity.

On March 4, 2015, the Company issued a press release (the “Press Release”) announcing the segment change and historical quarterly results for fiscal years 2013 and 2014. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information contained in Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

 See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: March 4, 2015	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued March 4, 2015